                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (date of earliest event reported) July 7, 1998


                        STATE AUTO FINANCIAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                      Ohio
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

            0-19289                                       31-1324304
---------------------------------              ---------------------------------
     (Commission File No.)                     (IRS Employer Identification No.)

            518 East Broad Street, Columbus, Ohio         43215-3976
--------------------------------------------------------------------------------
           (Address of principal executive offices)       (zip code)


        Registrant's telephone number, including area code (614) 464-5000
--------------------------------------------------------------------------------

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Business Acquired.

                  In the current report on Form 8-K filed by State Auto Financial Corporation (the "Company") on July 20, 1998, the Company indicated it would file Financial Statements of the Milbank Insurance Company ("Milbank") required by this item to be filed by amendment. The financial statements of Milbank, which reflect the financial positions and results of operations are filed herewith as Exhibit A.

                  1.       Independent Auditor's report on Financial Statements.

                  2. Balance Sheet (audited) as of the end of the most recent fiscal year (year ended December 31, 1997).

                  3. Statement of Income (audited) for the fiscal year preceding December 31, 1997.

                  4. Statement of Stockholder's Equity (audited) for the year ended December 31, 1997.

                  5. Statement of Cash Flows (audited) for the fiscal year preceding December 31, 1997.

                  6.       Notes to Financial Statements.

                  7.       Interim Balance Sheet (unaudited) as of June 30,
                           1998.

                  8. Interim Statement of Income (unaudited) for the six months ended June 30, 1998 and 1997.

                  9. Interim Statement of Cash Flows (unaudited) for the six months ended June 30, 1998 and 1997.

                  10. Statement of Stockholder's Equity (unaudited) for the six months ended June 30, 1998.

                  11.      Notes to Financial Statements (unaudited).

         (b)      Pro Forma Financial Information.

                  In the Form 8-K filed by the Company on July 20, 1998, the Company indicated that it would file Pro forma financial information required by this item by amendment. The following Pro forma financial information is filed herewith as Exhibit B:

                  1. State Auto Financial Corporation and Subsidiaries Unaudited Pro Forma Balance Sheet as of June 30, 1998.

                  2. State Auto Financial Corporation and Subsidiaries Unaudited Pro Forma Statements of Income for the six months ended June 30, 1998 and each of the preceding three years in the period ended December 31, 1997.

                  3. Notes to Unaudited Pro Forma Financial Statements.

         (c)      Exhibits.

                  The Option Agreement is filed with the Commission as Exhibit 10 with the Form 10-K Annual Report dated December 31, 1993.

                  Exhibit 10(JJ): The Agreement and Plan of Reorganization dated July 7, 1998, by and among State Auto Financial Corporation, SAF Acquisition Corp., State Automobile Mutual Insurance Company, and Milbank Insurance Company and the Closing Agreement dated July 7, 1998. The disclosure schedules are not included with this exhibit. State Auto Financial agrees to furnish supplementally a copy of such schedules to the Commission upon its request. *
Exhibit 10(JJ) was formerly identified as Exhibit 10(II) on the Form 8-K filed on July 7, 1998. Please refer to the 7/8/98 Form 8-K for the copy of the Exhibit.

* Previously filed.


                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereto duly authorized.


                                        STATE AUTO FINANCIAL CORPORATION

Date: September 16, 1998                By:  /s/ Steven J. Johnston
                                        -----------------------------------
                                        Steven J. Johnston
                                        Vice President, Treasurer and
                                        Chief Financial Officer

                                    Exhibit A

Independent Auditor's report on Financial Statements.

         Balance Sheet (audited) as of the end of the most recent fiscal year (year ended December 31, 1997).

         Statement of Income (audited) for the fiscal year preceding December 31, 1997.

         Statement of Stockholder's Equity (audited) for the year ended December 31, 1997.

         Statement of Cash Flows (audited) for the fiscal year preceding December 31, 1997.

         Notes to Financial Statements.

         Balance Sheet (unaudited) as of June 30, 1998.

         Statement of Income (unaudited) for the six months ended June 30, 1998 and 1997.

         Statement of Cash Flows (unaudited) for the six months ended June 30, 1998 and 1997.

         Statement of Stockholder's Equity (unaudited) for the six months ended June 30, 1998.

         Notes to Financial Statements (unaudited).

                            Milbank Insurance Company

                              Financial Statements

                                December 31, 1997


                                    CONTENTS

Report of Independent Auditors................................................1
Balance Sheet.................................................................2
Statement of Income...........................................................3
Statement of Stockholder's Equity.............................................4
Statements of Cash Flows......................................................5
Notes to Financial Statements.................................................6

                         Report of Independent Auditors

The Board of Directors and Stockholder
Milbank Insurance Company

We have audited the accompanying balance sheet of Milbank Insurance Company (the "Company"), a wholly-owned subsidiary of State Automobile Mutual Insurance Company, as of December 31, 1997, and the related statements of income, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Milbank Insurance Company as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                   /s/  Ernst & Young LLP


July 10, 1998

                                 Milbank Insurance Company

                                       Balance Sheet

                                     December 31, 1997
                                  (Dollars in thousands)
ASSETS
Fixed maturities, available for sale, at fair value (amortized cost $98,226)     $100,695
Equity securities, available for sale, at fair value (cost $14,833)                21,489
                                                                                 --------
Total investments                                                                 122,184

Cash and cash equivalents                                                           7,012
Deferred policy acquisition costs                                                   4,751
Accrued investment income and other assets                                          1,657
Net prepaid pension expense                                                         2,475
Reinsurance recoverable on losses and loss expenses payable                         2,224
Prepaid reinsurance premiums                                                          572
Property and equipment, at cost, net of accumulated depreciation of $394            2,087
Due from affiliates                                                                   631
Goodwill                                                                            2,078
                                                                                 --------
Total assets                                                                     $145,671
                                                                                 ========

LIABILITIES AND STOCKHOLDER'S EQUITY
Losses and loss expenses payable                                                 $ 43,803
Unearned premiums                                                                  25,588
Federal income taxes:
     Current                                                                        2,263
     Deferred                                                                       2,238
                                                                                 --------
Total liabilities                                                                  73,892

Commitments and contingencies                                                          --

Stockholder's equity:
Common stock ($100 par value; authorized, issued
     and outstanding 25,000 shares)                                                 2,500
Additional paid-in capital                                                         47,588
Net unrealized gains on investments                                                 5,931
Retained earnings                                                                  15,760
                                                                                 --------
Total stockholder's equity                                                         71,779
                                                                                 --------
Total liabilities and stockholder's equity                                       $145,671
                                                                                 ========

See accompanying notes to financial statements.

                            Milbank Insurance Company

                               Statement of Income

                          Year ended December 31, 1997

                             (Dollars in thousands)

Earned premiums                                       $65,368
Net investment income                                   5,548
Net realized gains on investments                       2,500
                                                      -------
Total revenues                                         73,416

Losses and loss expenses                               42,444
Acquisition and operating expenses                     21,130
Other expense, net                                        288
                                                      -------
Total expenses                                         63,862
                                                      -------

Income before federal income taxes                      9,554

Federal income tax expense:
     Current                                            2,242
     Deferred                                             273
                                                      -------
Total federal income taxes                              2,515
                                                      =======
Net income                                            $ 7,039
                                                      =======

See accompanying notes to financial statements.

                            Milbank Insurance Company

                        Statement of Stockholder's Equity

                          Year ended December 31, 1997

                             (Dollars in thousands)

Common stock:
     Beginning of year                                      $ 2,500
     Issuance of common stock                                    --
                                                            -------
     End of year                                              2,500
                                                            -------

Additional paid-in capital:
     Beginning of year                                       47,588
     Issuance of common stock                                    --
                                                            -------
     End of year                                             47,588
                                                            -------

Net unrealized holding gains:
     Beginning of year                                        2,350
     Change in net unrealized gains on investments            3,581
                                                            -------
     End of year                                              5,931
                                                            -------

Retained earnings:
     Beginning of year                                        8,721
     Net income                                               7,039
                                                            -------
     End of year                                             15,760
                                                            -------

Total stockholder's equity                                  $71,779
                                                            =======

See accompanying notes to financial statements.

                               Milbank Insurance Company

                                Statement of Cash Flows

                             Year ended December 31, 1997
                                (Dollars in thousands)
Cash flows from operating activities:
     Net income                                                             $  7,039
     Adjustments to reconcile net income to net cash provided by operating activities:
              Depreciation and amortization                                      973
              Net realized gains on investments                               (2,500)
              Changes in operating assets and liabilities:
                    Deferred policy acquisition costs                           (429)
                    Accrued investment income and other assets                  (162)
                    Net prepaid pension expense                                 (380)
                    Reinsurance receivable on losses and loss
                      expenses payable and prepaid reinsurance premiums          248
                    Other liabilities and due to/from affiliates, net         (1,439)
                    Losses and loss expenses payable                          (1,933)
                    Unearned premiums                                            924
                    Federal income taxes                                       1,696
                                                                            --------
Net cash provided by operating activities                                      4,037

Cash flows from investing activities:
     Purchase of fixed maturities - available for sale                       (39,809)
     Purchase of equity securities                                            (8,591)
     Sales and maturities, calls and principal reductions of
       fixed maturities - available for sale                                  39,385
     Sale of equity securities                                                 9,122
     Net additions of property and equipment                                    (109)
                                                                            --------
Net cash used in investing activities                                             (2)

Net increase in cash and cash equivalents                                      4,035
Cash and cash equivalents at beginning of year                                 2,977
                                                                            --------
Cash and cash equivalents at end of year                                    $  7,012
                                                                            ========

See accompanying notes to financial statements.

                            Milbank Insurance Company

                          Notes to Financial Statements

                                December 31, 1997

                             (Dollars in Thousands)


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements include the accounts of Milbank Insurance Company (the Company). The Company, a South Dakota corporation, is a wholly-owned subsidiary of State Automobile Mutual Insurance Company (Mutual).

(A)  DESCRIPTION OF BUSINESS

The Company provides personal and commercial insurance to its policyholders, primarily in the states of North and South Dakota, Minnesota and Utah through an independent insurance agency system. The Company's principal lines of business include personal and commercial automobile, homeowners, commercial multi-peril and general liability insurance. The Company is chartered and licensed as a property and casualty insurer in the state of South Dakota and is licensed in various other states. As such it is subject to the regulations of the Department of Insurance of the state of South Dakota (the "Department") and the regulations of each state in which it operates. The Company undergoes periodic financial examination by the Department and insurance regulatory agencies of the states that choose to participate.

(B)  BASIS OF PRESENTATION

The financial statements have been prepared in conformity with generally accepted accounting principles, which vary in certain respects from statutory accounting practices followed by the Company that are prescribed or permitted by the Department.

In 1998, the National Association of Insurance Commissioners (NAIC) adopted codified statutory accounting practices ("Codification"). Codification will change, to some extent, prescribed statutory accounting practices and may result in changes to the accounting practices that the Company uses to prepare its statutory basis financial statements. Codification will require adoption by the various states before it becomes the prescribed statutory basis of accounting for insurance companies domesticated within those states. Accordingly, before Codification becomes effective for the Company, South Dakota must

                            Milbank Insurance Company

                             (Dollars in thousands)


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(B)  BASIS OF PRESENTATION (CONTINUED)

adopt Codification as the prescribed basis of accounting on which domestic insurers must report their statutory basis results to the Department. At this time, it is unknown when or if South Dakota will adopt Codification. However, management believes that the impact of Codification will not be material to the Company's statutory basis financial statements.

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet, revenues and expenses for the period then ended and the accompanying notes to the financial statements. Such estimates and assumptions could change in the future as more information becomes known which could impact the amounts reported and disclosed herein.

Material estimates that are particularly susceptible to significant change in the near term relate to the determination of losses and loss expenses payable and the recoverability of deferred policy acquisition costs. In connection with the determination of these items, management uses historical data and current business conditions to formulate estimates including assumptions related to the ultimate cost to settle claims. These estimates by their nature are subject to uncertainties for various reasons. The Company's results of operations and financial condition could be impacted in the future should the ultimate payments required to settle claims vary from the liability currently provided.

(C)  PREMIUM REVENUES

Premiums are recognized as earned using the monthly pro rata method over the contract period.

(D)  DEFERRED POLICY ACQUISITION COSTS

Acquisition costs, consisting of commissions, premium taxes, and certain underwriting expenses related to the production of property and casualty business, are deferred and amortized ratably over the contract period. The method followed in computing deferred policy acquisition costs limits the amount of such deferred costs to their estimated realizable value. In determining estimated realizable value, the computation gives effect to the premium

                            Milbank Insurance Company

                             (Dollars in thousands)


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(D)  DEFERRED POLICY ACQUISITION COSTS (CONTINUED)

to be earned, losses and loss expenses to be incurred, and certain other costs expected to be incurred as premium is earned, without credit for anticipated investment income. These amounts are based on estimates and accordingly, the actual realizable value may vary from the estimated realizable value.

Net deferred policy acquisition costs were:

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                                   1997
                                                               ------------

               Balance, beginning of year                        $  4,322
               Acquisition costs deferred                          16,726
               Amortized to expense during the year               (16,297)
                                                                 ========
               Balance, end of year                              $  4,751
                                                                 ========

(E)  GOODWILL

Goodwill represents the excess of cost of acquisition over the fair value of the net assets acquired and is being amortized using the straight-line method over 15 years. Accumulated amortization is $889 at December 31, 1997.

(F)  LOSSES AND LOSS EXPENSES PAYABLE

Losses and loss expenses payable are based on formula and case-basis estimates for reported claims, and on estimates, based on experience, for unreported claims and loss expenses. The liability for unpaid losses and loss expenses, net of estimated salvage and subrogation recoverable of $2,382 at December 31, 1997, has been established to cover the estimated ultimate cost of insured losses. The amounts are necessarily based on estimates of future rates of inflation and other factors, and accordingly there can be no assurance that the ultimate liability will not vary from such estimates. The estimates are continually reviewed and adjusted as necessary; such adjustments are included in current operations. Salvage and subrogation recoverables are estimated using historical experience.

                            Milbank Insurance Company

                             (Dollars in thousands)


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(G)  INVESTMENTS

Investments in fixed maturities and equity securities held as available-for-sale are carried at fair value. Net unrealized gains or losses, net of applicable deferred taxes, are shown as a separate component of stockholder's equity, and are not included in the determination of net income. Gains and losses on the sale of equity securities are computed using the first-in, first-out method.

(H)  FEDERAL INCOME TAXES

The Company files a consolidated federal income tax return with its parent, Mutual. Pursuant to a written agreement, each entity within the consolidated group pays its share of federal income taxes based on separate return calculations.

Income taxes are accounted for using the liability method. Using this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

(I)  CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.

(J)  NEW ACCOUNTING STANDARDS

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which is effective for fiscal years beginning after December 15, 1997. SFAS 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The Company has not yet determined the reporting changes required by SFAS 130 to comprehensive income.

                            Milbank Insurance Company

                             (Dollars in thousands)


(2)  INVESTMENTS

Realized and unrealized gains and losses are summarized as follows:

                                                             YEAR ENDED
                                                            DECEMBER 31,
                                                                 1997
                                                            ------------

       Realized gains:
         Fixed maturity securities                            $   227
         Equity securities                                      2,392
                                                              -------
       Total realized gains                                     2,619
                                                              -------

       Realized losses:
         Fixed maturity securities                                (49)
         Equity securities                                        (70)
                                                              -------
       Total realized losses                                     (119)
                                                              -------

       Net realized gains on investments                      $ 2,500
                                                              =======

       Increase in unrealized gains:
         Equity securities                                    $ 3,133
         Fixed maturity securities                              2,376

       Deferred federal income taxes thereon                   (1,928)
                                                              -------

       Increase in net unrealized holding gains               $ 3,581
                                                              =======

                            Milbank Insurance Company

                             (Dollars in thousands)


(2)  INVESTMENTS (CONTINUED)

The Company's investments in available-for-sale securities at December 31, 1997 are summarized as follows:

                                                           GROSS            GROSS
                                           AMORTIZED    UNREALIZED        UNREALIZED       FAIR
                                              COST     HOLDING GAINS    HOLDING LOSSES     VALUE
                                           ---------   -------------    --------------   --------
U.S. Treasury securities and
   obligations of U.S. government
   corporations and agencies               $ 28,104        $  180            $173        $ 28,111
Obligations of states and political
   subdivisions                              57,600         2,239              --          59,839
Corporate securities                          2,031           140              39           2,132
Mortgage-backed securities                   10,491           161              39          10,613
                                           --------        ------            ----        --------
   Total fixed maturities                    98,226         2,720             251         100,695
Equity securities                            14,833         6,784             128          21,489
                                           --------        ------            ----        --------
Total                                      $113,059        $9,504            $379        $122,184
                                           ========        ======            ====        ========

Deferred federal income taxes on the net unrealized gains was $3,508 at December 31, 1997.

The amortized cost and fair value of fixed maturities at December 31, 1997, by contractual maturity, are summarized as follows:

                                                        AVAILABLE-FOR-SALE
                                                   AMORTIZED COST   FAIR VALUE
                                                   --------------   ----------

            Due after 1 year or less                  $ 2,333        $  2,324
            Due after 1 year through 5 years           15,791          15,744
            Due after 5 years through 10 years         23,492          24,369
            Due after 10 years                         46,119          47,645
                                                      -------        --------
                                                       87,735          90,082
            Mortgage-backed securities                 10,491          10,613
                                                      -------        --------
                                                      $98,226        $100,695
                                                      =======        ========

                            Milbank Insurance Company

                             (Dollars in thousands)


(2)  INVESTMENTS (CONTINUED)

Expected maturities may differ from contractual maturities because the issuers may have the right to call or prepay the obligations with or without call or prepayment penalties.

Fixed maturities with carrying values of approximately $12,424 were on deposit as required by law or specific escrow agreement at December 31, 1997.

Components of net investment income are summarized as follows:

                                                YEAR ENDED
                                               DECEMBER 31,
                                                  1997
                                               ------------

                Fixed maturity securities        $5,908
                Equity securities                   346
                Cash and cash equivalents           216
                                                 ------
                Investment income                 6,470

                Investment expenses                (922)
                                                 ------
                Net investment income            $5,548
                                                 ======

(3)  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

      Cash and cash equivalents: The carrying amounts reported in the balance sheet for these instruments approximate their fair value.

      Investment securities: Fair values for investments in fixed maturities are based on quoted market prices, where available. For fixed maturities not actively traded, fair values are estimated using values obtained from independent pricing services. The fair values for equity securities are based on quoted market prices.

      See Note 2 for additional fair value disclosures.

                            Milbank Insurance Company

                             (Dollars in thousands)


(4)  LOSSES AND LOSS EXPENSES PAYABLE

Activity in the liability for losses and loss expenses is summarized as follows:

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                      1997
                                                                   ------------

          Losses and loss expenses payable, net of reinsurance
            receivables, at beginning of year                       $43,297
          Incurred related to:
            Current year                                             47,597
            Prior years                                              (5,153)
                                                                    -------
          Total incurred                                             42,444
                                                                    -------

          Paid related to:
            Current year                                             27,355
            Prior years                                              16,807
                                                                    -------
          Total paid                                                 44,162
                                                                    -------

          Losses and loss expenses payable, net of reinsurance
            recoverables, at end of year                            $41,579
                                                                    =======

The liability for losses and loss expenses decreased by $5,153 in 1997 for claims that had occurred in prior years. These decreases have resulted primarily from moderating trends in the frequency and severity of losses and loss expenses due to lower inflation. This along with fundamental improvements primarily in the auto liability and workers' compensation lines of business resulted in incurred losses and loss expenses developing favorably. Because of the nature of the business written over the years, the Company's management believes that the Company has limited exposure to environmental claim liabilities.

(5)  REINSURANCE

In the ordinary course of business, the Company assumes and cedes reinsurance with other insurers and reinsurers and is a member in various pools and associations. The voluntary arrangements provide greater diversification of business and limit the maximum net loss

                            Milbank Insurance Company

                             (Dollars in thousands)


(5)  REINSURANCE (CONTINUED)

potential arising from large risks and catastrophes. Most of the ceded reinsurance is effected under reinsurance contracts known as treaties; some is by negotiation on individual risks. Although the ceding of reinsurance does not discharge the original insurer from its primary liability to its policyholder, the insurance company that assumes the coverage assumes the related liability.

Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured business. The recoverability of these assets depends on the reinsurers' ability to perform under the reinsurance agreements. The Company evaluates and monitors the financial condition and concentrations of credit risk associated with its reinsurers under voluntary reinsurance arrangements to minimize its exposure to significant losses from reinsurer insolvencies.

The Company, along with State Auto Property and Casualty Insurance Company (State Auto P&C) participates in a reinsurance pooling arrangement with Mutual. The arrangement provides that all premiums, losses, loss expenses, underwriting expenses, premiums in course of collection and reinsurance recoverable on loss payments (all transactions and balances in the underwriting accounts) of the companies be pooled and then allocated to each company based on percentages outlined in the agreement. The pooling participation percentages allocate 35% to State Auto P&C, 55% to Mutual and 10% to the Company.

The pooling arrangement was amended pursuant to an Amended and Restated Reinsurance Pooling Agreement, effective as of January 1, 1998, to include all of the property and casualty business of Midwest Security Insurance Company (Midwest Security), a wholly-owned subsidiary of Mutual. Concurrently, with the inclusion of Midwest Security, the pooling participation percentages were amended to allocate 37% to State Auto P&C, 52% to Mutual, 10% to the Company and 1% to Midwest Security. In connection with the January 1, 1998 change in pooling percentages, Milbank received approximately $1.7 million to cover its increased share of pool liabilities.

Pursuant to the pooling arrangement, Mutual is responsible for the collection of premiums and payment of losses, loss expenses and underwriting expenses of the pooled companies. Unpaid balances are reflected in due to or due from affiliate in the accompanying balance sheet. Settlements of the intercompany account are made quarterly. No interest is paid on this

                            Milbank Insurance Company

                             (Dollars in thousands)


(5)  REINSURANCE (CONTINUED)

account. All premium balances receivable and reinsurance recoverable on paid losses from unaffiliated reinsurers are carried by Mutual.

The State Auto Insurance Companies (State Auto P&C, Mutual, the Company and State Auto National Insurance Company (National)) participate in a catastrophe reinsurance program whereby State Auto P&C assumes catastrophe reinsurance from Mutual, Milbank and National pursuant to a catastrophe reinsurance agreement in the amount of $100 million excess of $120 million. This layer of $100 million in excess of $120 million has been excluded from the pooling arrangement pursuant to the terms of the Amended and Restated Reinsurance Pooling Agreement effective January 1, 1998.

The Company has reported ceded losses and loss expenses payable and prepaid reinsurance premiums as assets. The amounts reported represent the Company's pooling percentage of the total amounts ceded to unaffiliated reinsurers. All contracts providing indemnification against loss or liability relating to insurance risk have been accounted for as reinsurance.

The following table summarizes the Company's direct business, amounts contributed to the pool and the Company's participation in the pool:

                                                             YEAR ENDED
                                                            DECEMBER 31,
                                                               1997
                                                            ------------

Losses and loss expenses payable:
   Direct and assumed (excluding intercompany pooling)        $36,732
   Ceded (excluding intercompany pooling)                      (2,348)
                                                              -------
     Net amount contributed to the pool                       $34,384
                                                              =======

   Direct and assumed (intercompany pooling)                  $43,918
   Ceded (intercompany pooling)                                (2,224)
                                                              -------
     Net participation in the pool                            $41,694
                                                              =======

                            Milbank Insurance Company

                             (Dollars in thousands)


(5)  REINSURANCE (CONTINUED)

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                                   1997
                                                               ------------

Unearned premiums:
   Direct and assumed (excluding intercompany pooling)            $20,971
   Ceded (excluding intercompany pooling)                            (162)
                                                                  -------
     Net amount contributed to the pool                           $20,809
                                                                  =======

   Direct and assumed (intercompany pooling)                      $25,588
   Ceded (intercompany pooling)                                      (572)
                                                                  -------
     Net participation in the pool                                $25,016
                                                                  =======

Earned premiums:
  Direct and assumed (excluding intercompany pooling)             $58,598
  Ceded (excluding intercompany pooling)                             (688)
                                                                  -------
     Net amount contributed to the pool                           $57,910
                                                                  =======

  Direct and assumed (intercompany pooling)                       $67,992
  Ceded (intercompany pooling)                                     (2,204)
                                                                  -------
     Net participation in the pool                                 65,788
  Assumed from affiliates (excluding intercompany pooling)            836
                                                                  -------
     Total                                                        $66,624
                                                                  =======

Losses and loss expenses incurred:
  Direct and assumed (intercompany pooling)                       $52,226
  Ceded (excluding intercompany pooling)                             (397)
                                                                  -------
     Net amount contributed to the pool                           $51,829
                                                                  =======

  Direct and assumed (intercompany pooling)                       $43,489
  Ceded (intercompany pooling)                                       (980)
                                                                  -------
     Net participation in the pool                                $42,509
                                                                  =======

                            Milbank Insurance Company

                             (Dollars in thousands)


(6)  TRANSACTIONS WITH AFFILIATES

State Auto P&C provides executive management services to oversee the insurance operations of the Company. Fees relating to these services amounted to $830 in 1997. Stateco Financial Services, Inc. provides investment management services to the Company. Fees relating to these services amounted to $508 in 1997.

(7)  FEDERAL INCOME TAXES

A reconciliation between actual federal income taxes and the amount computed at the indicated statutory rate is as follows:

                                    YEAR ENDED DECEMBER 31, 1997
                                       AMOUNT             %
                                       ------            ---

Amount at statutory rate               $3,344             35%
Tax-free interest and dividends
  received deduction                     (916)          (9.5%)
Other, net                                 87             .5%
                                       ------           ----
Federal income tax expense             $2,515             26%
                                       ======           ====

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities are presented below:

                                                 DECEMBER 31, 1997
                                                 -----------------

Deferred tax assets:
   Unearned premiums not currently deductible          $1,751
   Losses and loss expenses payable discounting         1,938
   Other                                                  139
                                                       ------
   Total deferred tax assets                            3,828

                            Milbank Insurance Company

                             (Dollars in thousands)


(7)  FEDERAL INCOME TAXES (CONTINUED)


Deferred tax liabilities:
   Deferral of policy acquisition costs           (1,663)
   Net pension expense                              (866)
   Unrealized holding gain on investments         (3,508)
   Other                                             (29)
                                                 -------
   Total deferred tax liabilities                 (6,066)
                                                 -------
   Net deferred tax liability                    $(2,238)
                                                 =======

The Company is required to establish a valuation allowance for any portion of the deferred tax asset that management believes will not be realized. In the opinion of management, it is more likely than not that the Company will realize the benefit of the deferred tax assets and, therefore, no such valuation allowance has been established. Federal income taxes paid during 1997 were $819.

(8)  BENEFIT PLANS

The Company, pursuant to an intercompany agreement, participates, together with Mutual and its affiliates, in a defined benefit pension plan that covers substantially all employees of Mutual, the Company and State Auto Financial Corporation (STFC). The assets of the plan are represented primarily by U.S. government and agency obligations, bonds, and common stocks. Mutual, the Company and STFC's policy is to fund pension costs in accordance with the requirements of the Employee Retirement Income Security Act of 1974. Benefits are determined by applying factors specified in the plan to a participant's defined average annual compensation.

                            Milbank Insurance Company

                             (Dollars in thousands)


(8)  BENEFIT PLANS (CONTINUED)

Information regarding the funded status and net periodic pension cost for the Company's participation in the plan is as follows:

                                                              YEAR ENDED
                                                             DECEMBER 31,
                                                                1997
                                                             ------------

        Accumulated benefit obligation:
          Vested                                               $ 7,415
          Nonvested                                                 50
                                                               -------
                                                               $ 7,465
                                                               =======

        Projected benefit obligation (PBO) for services
          rendered to date
                                                               $(7,895)
        Plan assets at fair value                               12,830
                                                               -------
        Plan assets in excess of PBO                             4,935

        Unrecognized net gain                                   (2,460)
                                                               -------
        Net prepaid pension expense                            $ 2,475
                                                               =======

                            Milbank Insurance Company

                             (Dollars in thousands)


(8)  BENEFIT PLANS (CONTINUED)

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                                    1997
                                                                 ------------

        Net periodic pension cost consists of the following:
          Service cost (benefits earned during the period)          $ 302
          Interest cost on PBO                                        549
          Actual return on plan assets                               (943)
                                                                    -----
        Net periodic pension benefit                                $ (92)
                                                                    =====

The actuarial assumptions used in these calculations are as follows:

                                                            1997
                                                            ----

        Weighted average discount rate                     7.25%
        Rates of increase in compensation levels           4.50%
        Expected long-term rate of return on assets        9.00%

The Company is also a participant, along with Mutual and its affiliates, in a defined contribution plan that covers substantially all employees of Mutual, the Company and STFC. Contributions to the plan are based on employee contributions and the level of Company match. The Company's share of the expense under the plan totaled $151 for 1997.

(9)  STOCKHOLDER'S EQUITY

The Company is subject to regulations and restrictions under which payment of dividends from statutory surplus can be made without prior approval of regulatory authorities. Pursuant to these rules, approximately $7 million is available for payment to Mutual in 1998 without prior approval.

                            Milbank Insurance Company

                             (Dollars in thousands)


(9)  STOCKHOLDER'S EQUITY (CONTINUED)

Reconciliations of statutory capital and surplus and net income or loss, as determined using statutory accounting practices, to the amounts included in the accompanying financial statements are as follows:

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------

Statutory capital and surplus                                         $56,288

Add (subtract) cumulative effect of adjustments:
  Deferred policy acquisition costs                                     4,751
  Losses and loss expenses payable                                      2,382
  Net prepaid pension expense                                           2,475
  Deferred federal income taxes                                        (2,238)
  Excess of statutory loss liabilities over case basis amounts          2,192
  Goodwill                                                              2,078
  Fixed maturities at fair value                                        3,340
   Other, net                                                             511
                                                                      -------
Stockholder's equity per accompanying financial statements            $71,779
                                                                      =======


Statutory net income                                                  $ 6,964

Increases (decreases):
  Deferred policy acquisition costs                                       429
  Losses and loss expenses payable                                         36
  Net prepaid pension expense                                             380
  Deferred federal income taxes                                          (273)
  Net investment income                                                  (287)
  Goodwill                                                               (198)
  Other, net                                                              (12)
                                                                      -------
Net earnings per accompanying financial statements                    $ 7,039
                                                                      =======

                            Milbank Insurance Company

                             (Dollars in thousands)


(10)  QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                      FOR THREE MONTHS ENDED
                                      MARCH 31,       JUNE 30,     SEPTEMBER 30,  DECEMBER 31,
                                      ---------       --------     -------------  ------------
                                                                1997
                                                                ----
Total revenues                         $17,998        $18,019        $18,536        $18,863
Earnings  before federal income
   taxes                                 1,737          2,067          2,346          3,404
Net earnings                             1,340          1,562          1,737          2,400

(11)  CONTINGENCIES

The Company is involved in litigation and may become involved in potential litigation arising in the ordinary course of business. In the opinion of management, the effects, if any, of such litigation are not expected to be material to the financial statements.

(12)  SUBSEQUENT EVENTS

On March 6, 1998, the Board of Directors of STFC voted to authorize the officers of STFC to undertake such actions as are necessary to effect the exercise of STFC's option to acquire the Company from Mutual. The effective date of this transaction was July 7, 1998.

(13)  YEAR 2000 (UNAUDITED)

The Year 2000 issue is the result of computer programs having been written using two digits rather than four to define the applicable year. Any of the computer programs used by the Company that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of uncertain duration in the Company's operations, including, among other things, an inability to process transactions, send invoices, or engage in similar normal business activities.

Based on an analysis of its systems software, management determined that it is required to modify or replace significant portions of the Company's software so that its computer systems will function properly with respect to dates in the Year 2000 and thereafter.

                            Milbank Insurance Company

                             (Dollars in thousands)


(13)  YEAR 2000 (UNAUDITED) (CONTINUED)

Management presently believes that with modifications to existing software and conversions to new software, the Year 2000 Issue will not pose significant operational problems for the Company. However, if such modifications and conversions are not made, or are not completed timely, the Year 2000 Issue could adversely affect the operations of the Company.

To address the Year 2000 Issue in a timely and effective manner, management purchased software from a third party vendor to assist in diagnosing and correcting certain of the Company's major policy processing software systems. In addition, management is utilizing the Company's internal resources to reprogram, or replace, and test the balance of its software for necessary Year 2000 modifications. Management presently anticipates completing the Year 2000 modifications on the Company's critical business applications software by October 1998 and its remaining non-critical business applications software during 1999. Management expects to have these changes completed prior to the Year 2000 Issue having an adverse impact on the Company's operations and operating systems.

Also, management has initiated communications with all of the Company's significant suppliers and business partners to determine the extent to which the Company's interface systems are vulnerable to such third parties' failure to remediate their own Year 2000 Issues. The Company's estimate of its dates of completion include time associated with the impact of third party Year 2000 Issues, based on presently available information. However, there can be no guarantee that the software systems of other companies on which the Company's computer systems rely will be timely converted and would not have an adverse effect on the Company.

The date by which the Company believes it will complete the Year 2000 modifications are based on management's judgment, and information available to it as well as its assumptions of future events, including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant software code, and the affect of the Year 2000 Issue on regulators and other government agencies, among others.

                              MILBANK INSURANCE COMPANY
                                    BALANCE SHEET
                                    June 30, 1998
                               (dollars in thousands)
                                     (unaudited)
ASSETS
Fixed maturities
  Available for sale, at fair value (amortized cost $99,278)               $101,536
Equity securities, available for sale, at fair value (cost $15,937)          26,310
                                                                           --------
     Total investments                                                      127,846

Cash and cash equivalents                                                     8,682
Deferred policy acquisition costs                                             4,913
Accrued investment income and other assets                                    1,655
Net prepaid pension expense                                                   2,047
Reinsurance recoverable on losses and loss expenses payable                   2,573
Prepaid reinsurance premiums                                                    569
Property and equipment, net                                                   2,496
Goodwill                                                                      1,979
                                                                           --------

     Total assets                                                          $152,760
                                                                           ========

LIABILITIES AND STOCKHOLDER'S EQUITY
Losses and loss expenses payable                                           $ 46,165
Unearned premiums                                                            26,512
Federal income taxes:
  Current                                                                       719
  Deferred                                                                    3,302
Due to affiliates                                                               558
                                                                           --------
     Total liabilities                                                       77,256
                                                                           --------

STOCKHOLDER'S EQUITY
Common stock ($100 par value; authorized, issued and
  outstanding 25,000 shares)                                                  2,500
Additional paid-in capital                                                   47,588
Accumulated other comprehensive earnings                                      8,210
Retained earnings                                                            17,206
                                                                           --------
     Stockholder's equity                                                    75,504

                                                                           --------
     Total liabilities and stockholder's equity                            $152,760
                                                                           ========

See accompanying notes to the financial statements.

                              MILBANK INSURANCE COMPANY
                                STATEMENTS OF INCOME
                   For the six months ended June 30, 1998 and 1997
                               (dollars in thousands)
                                     (unaudited)

                                                 1998           1997
                                                 ----           ----

Earned premiums                                $34,486        $32,474
Net investment income                            2,752          2,675
Net realized gains on investments                  507            868
                                               -------        -------
     Total revenues                             37,745         36,017
                                               -------        -------

Losses and loss expenses                        24,457         21,568
Acquisition and operating expenses              11,201         10,498
Other expense, net                                 149            147
                                               -------        -------
     Total expenses                             35,807         32,213
                                               -------        -------

     Income before federal income taxes          1,938          3,804

Federal income tax expense                         492            902
                                               -------        -------

Net income                                     $ 1,446        $ 2,902
                                               =======        =======

See accompanying notes to the financial statements.

                              MILBANK INSURANCE COMPANY
                         STATEMENTS OF STOCKHOLDER'S EQUITY
                       For the six months ended June 30, 1998
                               (dollars in thousands)
                                     (unaudited)

                                                   1998
                                                   ----
Common stock:
     Beginning of year                           $ 2,500
     Issuance of common stock                         --
                                                 -------
     End of period                                 2,500
                                                 -------

Additional paid in capital:
     Beginning of year                            47,588
     Issuance of common stock                         --
                                                 -------
     End of period                                47,588
                                                 -------

Accumulated other comprehensive earnings:
     Beginning of year                             5,931
     Unrealized gains (net of
        reclassificiation adjustment)              2,279        2,279

                                                 -------
     End of period                                 8,210
                                                 -------

Retained earnings:
     Beginning of year                            15,760
     Net income                                    1,446        1,446
                                                 -------
     End of period                                17,206
                                                 -------

                                                               ------
Comprehensive earnings                                         $3,725
                                                               ======

Total stockholder's equity                       $75,504
                                                 =======

See accompanying notes to the financial statements.

                                          MILBANK INSURANCE COMPANY
                                          STATEMENTS OF CASH FLOWS
                               For the six months ended June 30, 1998 and 1997
                                           (dollars in thousands)
                                                 (unaudited)
                                                                                    1998             1997
                                                                                    ----             ----
Cash flows from operating activities:
   Net income                                                                     $  1,446         $  2,902

   Adjustments to reconcile net earnings to net cash provided by operating activities:
      Depreciation and amortization, net                                               475              481
      Net realized gains on investments                                               (507)            (868)
     Changes in operating assets and liabilities:
        Deferred policy acquisition costs                                              (62)            (228)
        Accrued investment income and other assets                                       1              (91)
        Net prepaid pension expense                                                    (20)            (189)
        Other liabilities and due to/from affiliate, net                             1,189           (1,750)
        Reinsurance recoverable on losses and loss expenses
            payable and prepaid reinsurance premiums                                    71               44
        Losses and loss expenses payable                                               878             (329)
        Unearned premiums                                                              242              451
        Federal income taxes                                                        (1,708)             902
                                                                                  --------         --------
                                                                                     2,005            1,325
    Cash provided from the change in the reinsurance pool
        participation percentage                                                     1,649               --

                                                                                  --------         --------
          Net cash provided by operating activities                                  3,654            1,325
                                                                                  --------         --------

Cash flows from investing activities:
   Purchase of fixed maturities - available for sale                               (24,408)         (21,007)
   Purchase of equity securities                                                    (2,963)          (3,768)
   Maturities, calls and principal reductions of
      fixed maturities - available for sale                                          2,289            1,968
   Sale of fixed maturities - available for sale                                    20,975           18,696
   Sale of equity securities                                                         2,123            3,692
   Net additions of property and equipment                                              --              (74)

                                                                                  --------         --------
          Net cash used in investing activities                                     (1,984)            (493)
                                                                                  --------         --------

          Net increase in cash and cash equivalents                                  1,670              832

Cash and cash equivalents at beginning of period                                     7,012            2,977

                                                                                  --------         --------
Cash and cash equivalents at end of period                                        $  8,682         $  3,809
                                                                                  ========         ========

Supplemental disclosures:
   Federal income taxes paid                                                      $  2,200               --
                                                                                  ========         ========

See accompanying notes to the financial statements.

                            MILBANK INSURANCE COMPANY
                          Notes to Financial Statements
                                  June 30, 1998

                                   (unaudited)


1.    Basis of Presentation

The financial statements for the interim periods included herein have been prepared by the Company without audit; however, such information reflects all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These financial statements should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 1997 included in this filing.

The results of operations for the interim periods presented are not necessarily indicative of the operating results that may be expected for the full fiscal year ending December 31, 1998.

2.    Comprehensive Earnings

As of January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes new rules for the reporting and display of comprehensive earnings and its components; however, the adoption of SFAS No. 130 had no impact on the Company's net earnings or shareholders' equity. SFAS No. 130 requires unrealized gains or losses on the Company's available-for-sale securities, which prior to adoption were reported separately in shareholders' equity, to be included in other comprehensive earnings.

The components of comprehensive earnings, net of related tax, for the six-month period ended June 30, 1998 is as follows (in thousands):

                           Net earnings                      $1,446
                           Unrealized gains, net of tax       2,279
                                                             ------
                           Comprehensive earnings            $3,725
                                                             ======

The components of accumulated other comprehensive earnings, net of related tax, included in stockholders' equity at June 30, 1998, include only unrealized gains, net of tax.

3.    New Accounting Standards

In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which is effective for fiscal years beginning after December 15, 1997, but is not required to be applied to interim financial statements in the initial year of adoption. SFAS No. 131 changes the way public companies report segment information in annual financial statements and also requires those companies to report selected segment information in interim financial reports to shareholders. The Company has not yet determined the reporting changes required by SFAS No. 131 to segment information.

                            MILBANK INSURANCE COMPANY
                          Notes to Financial Statements
                                  June 30, 1998

                                   (unaudited)

4.    Subsequent Event

On July 7, 1998, State Auto Financial Corporation acquired 100% of the outstanding shares of the Company from State Automobile Mutual Insurance Company (State Auto Mutual). State Auto Mutual is the majority owner of State Auto Financial. The transaction was effected through a merger in which 5,137,000 common shares, without par value, of State Auto Financial were exchanged with State Auto Mutual for all of the issued and outstanding shares of capital stock of the Company. The Company is now a wholly owned subsidiary of State Auto Financial. The transaction will be accounted for under the pooling-of-interests method of accounting.

                                    Exhibit B

                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


The following unaudited pro forma financial statements give effect to the acquisition of Milbank Insurance Company (Milbank) by State Auto Financial Corporation (State Auto Financial) which is being accounted for under the pooling-of-interests method of accounting. The unaudited pro forma financial statements are based on the historical financial statements and notes thereto (as applicable) of Milbank and the historical consolidated financial statements and notes thereto (as applicable) of State Auto Financial after giving effect to certain adjustments described in the accompanying notes to the unaudited pro forma financial statements.

The unaudited pro forma balance sheet assumes the transaction took place on June 30, 1998, and combines Milbank's balance sheet with State Auto Financial's balance sheet as of that date. The unaudited pro forma statements of earnings assumes that the transaction took place on January 1, 1995, and combines Milbank's statements of earnings with State Auto Financial's statements of earnings for the fiscal years ended December 31, 1997, 1996 and 1995 and the six months ended June 30, 1998.

The unaudited pro forma financial statements does not purport to represent what State Auto Financial's financial position or results of operations would actually have been had the transaction in fact occurred on the dates indicated above, nor to project State Auto Financial's financial position or results of operations for any future date or period. The pro forma financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in State Auto Financial's 1997 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

                                          STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES
                                             PRO FORMA BALANCE SHEET AS OF JUNE 30, 1998
                                                             (UNAUDITED)
                                                           (in thousands)
                                                                 Historical
                                                                 State Auto     Historical                          Pro Forma
                                                                 Financial        Milbank      Adjustments     State Auto Financial
                                                                 ---------        -------      -----------     --------------------
ASSETS
Fixed maturities:
  Hold to maturity                                                $ 69,889             --                            $ 69,889
  Available for sale                                               362,695        101,536                             464,231
Equity securities                                                    8,162         26,310                              34,472
                                                                  --------       --------                            --------
     Total investments                                             440,746        127,846                             568,592

Cash and cash equivalents                                           23,039          8,682                              31,721
Deferred policy acquisition costs                                   19,369          4,913                              24,282
Accrued investment income and other assets                          17,972          1,655                              19,627
Net prepaid pension expense                                         13,239          2,047                              15,286
Reinsurance recoverable on losses and loss expenses payable         12,809          2,573                              15,382
Prepaid reinsurance premiums                                         3,956            569                               4,525
Current federal income taxes                                           663             --            (663)                  0
Property and equipment, net                                          3,725          2,496                               6,221
Goodwill                                                                --          1,979                               1,979
                                                                  --------       --------                            --------

     Total assets                                                 $535,518       $152,760                            $687,615
                                                                  ========       ========                            ========

          LIABILITIES AND STOCKHOLDERS' EQUITY
Losses and loss expenses payable                                  $182,947       $ 46,165                            $229,112
Unearned premiums                                                  109,160         26,512                             135,672
Federal income taxes:
    Current                                                             --            719            (663)                 56
    Deferred                                                         2,310          3,302                               5,612
Due to affiliates                                                      411            558                                 969
Other liabilities                                                    2,691             --                               2,691
                                                                  --------       --------                            --------
     Total liabilities                                             297,519         77,256                             374,112
                                                                  --------       --------                            --------

               STOCKHOLDERS' EQUITY
Common stock                                                        91,899          2,500          10,342  (1)        104,741
Additional paid-in capital                                           3,447         47,588         (10,342) (1)         40,693
Accumulated comprehensive income                                     8,317          8,210                              16,527
Retained earnings                                                  134,336         17,206                             151,542
                                                                  --------       --------                            --------
     Stockholders' equity                                          237,999         75,504                             313,503

                                                                  --------       --------                            --------
     Total liabilties and stockholders' equity                    $535,518       $152,760                            $687,615
                                                                  ========       ========                            ========

See accompanying notes to the pro forma financial statements.

                                      STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES
                                                PRO FORMA STATEMENTS OF INCOME
                                            FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                                         (UNAUDITED)
                                            (in thousands, except per share data)
                                                Historical
                                                State Auto          Historical                               Pro Forma
                                                Financial            Milbank          Adjustments       State Auto Financial
                                                ---------            -------          -----------       --------------------
Earned premiums                                  $142,540            $34,486                                  $177,026
Net investment income                              13,108              2,752                278 (2)             16,138
Management services income                          4,682                 --               (722)(2)              3,960
Net realized gains on investments                     542                507                                     1,049
                                                 --------            -------                                  --------
     Total revenues                               160,872             37,745                                   198,173
                                                 --------            -------                                  --------

Losses and loss expenses                          100,816             24,457                                   125,273
Acquisition and operating expenses                 41,396             11,201               (562)(2)             52,035
Other expense, net                                  1,429                149                118 (2)              1,696
                                                 --------            -------                                  --------
     Total expenses                               143,641             35,807                                   179,004
                                                 --------            -------                                  --------

     Income before federal income taxes            17,231              1,938                                    19,169

Federal income tax expense                          4,366                492                                     4,858
                                                 --------            -------                                  --------

Net income                                       $ 12,865            $ 1,446                                  $ 14,311
                                                 ========            =======                                  ========

Net income per common share:
Basic                                            $   0.35                                                     $   0.34
Diluted                                              0.34                                                         0.33

Weighted average common shares outstanding:
Basic                                              36,706                                 5,137 (3)             41,843
Diluted                                            37,778                                 5,137 (3)             42,915

See accompanying notes to the pro forma financial statements.

                                         STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES
                                                  PRO FORMA STATEMENTS OF INCOME
                                               FOR THE YEAR ENDED DECEMBER 31, 1997
                                                            (UNAUDITED)
                                               (in thousands, except per share data)
                                                    Historical
                                                    State Auto          Historical                               Pro Forma
                                                    Financial            Milbank          Adjustments       State Auto Financial
                                                    ---------            -------          -----------       --------------------
Earned premiums                                      $254,682            $65,368                                  $320,050
Net investment income                                  25,078              5,548               508 (2)              31,134
Management services income                              8,705                 --            (1,338)(2)               7,367
Net realized gains on investments                         543              2,500                                     3,043
                                                     --------            -------                                  --------
     Total revenues                                   289,008             73,416                                   361,594
                                                     --------            -------                                  --------

Losses and loss expenses                              165,790             42,444                                   208,234
Acquisition and operating expenses                     74,213             21,130              (992)(2)              94,351
Other expense, net                                      1,921                288               162 (2)               2,371
                                                     --------            -------                                  --------
     Total expenses                                   241,924             63,862                                   304,956
                                                     --------            -------                                  --------

     Income before federal income taxes                47,084              9,554                                    56,638

Federal income tax expense                             13,125              2,515                                    15,640
                                                     --------            -------                                  --------

Net income                                           $ 33,959            $ 7,039                                  $ 40,998
                                                     ========            =======                                  ========

Net income per common share:
Basic                                                $   0.93                                                     $   0.99
Diluted                                                  0.90                                                         0.97

Weighted average common shares outstanding:
Basic                                                  36,407                                5,137 (3)              41,544
Diluted                                                37,313                                5,137 (3)              42,450

See accompanying notes to the pro forma financial statements.

                                        STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES
                                                 PRO FORMA STATEMENTS OF INCOME
                                              FOR THE YEAR ENDED DECEMBER 31, 1996
                                                           (UNAUDITED)
                                              (in thousands, except per share data)
                                                    Historical
                                                    State Auto          Historical                               Pro Forma
                                                    Financial            Milbank          Adjustments      State Auto Financial
                                                    ---------            -------          -----------      --------------------
Earned premiums                                      $240,345            $64,127                                 $304,472
Net investment income                                  23,879              5,523               475 (2)             29,877
Management services income                              8,020                 --            (1,246)(2)              6,774
Net realized gains on investments                       1,401              1,387                                    2,788
                                                     --------            -------                                 --------
     Total revenues                                   273,645             71,037                                  343,911
                                                     --------            -------                                 --------

Losses and loss expenses                              173,540             46,540               (46)(2)            220,034
Acquisition and operating expenses                     67,447             19,437              (881)(2)             86,003
Other expense, net                                      2,510                416               156 (2)              3,082
                                                     --------            -------                                 --------
     Total expenses                                   243,497             66,393                                  309,119
                                                     --------            -------                                 --------

     Income before federal income taxes                30,148              4,644                                   34,792

Federal income tax expense                              7,546                839                                    8,385
                                                     --------            -------                                 --------

Net income                                           $ 22,602            $ 3,805                                 $ 26,407
                                                     ========            =======                                 ========

Net income per common share:
Basic                                                $   0.62                                                    $   0.64
Diluted                                                  0.61                                                        0.63

Weighted average common shares outstanding:
Basic                                                  36,140                                5,137 (3)             41,277
Diluted                                                36,808                                5,137 (3)             41,945

See accompanying notes to the pro forma financial information.

                                        STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES
                                                 PRO FORMA STATEMENTS OF INCOME
                                              FOR THE YEAR ENDED DECEMBER 31, 1995
                                                           (UNAUDITED)
                                              (in thousands, except per share data)
                                                  Historical
                                                  State Auto          Historical                                 Pro Forma
                                                  Financial            Milbank          Adjustments        State Auto Financial
                                                  ---------            -------          -----------        --------------------
Earned premiums                                    $232,524            $63,840                                   $296,364
Net investment income                                22,617              5,401               443 (2)               28,461
Management services income                            7,574                 --            (1,197)(2)                6,377
Net realized gains on investments                     1,201                557                                      1,758
                                                   --------            -------                                   --------
     Total revenues                                 263,916             69,798                                    332,960
                                                   --------            -------                                   --------

Losses and loss expenses                            158,913             43,498               (45)(2)              202,366
Acquisition and operating expenses                   67,348             20,263              (774)(2)               86,837
Other expense, net                                    2,316                423                65 (2)               2,804
                                                   --------            -------                                   --------
     Total expenses                                 228,577             64,184                                    292,007
                                                   --------            -------                                   --------

     Income before federal income taxes              35,339              5,614                                     40,953

Federal income tax expense                            9,797              1,262                                     11,059
                                                   --------            -------                                   --------

Net income                                         $ 25,542            $ 4,352                                   $ 29,894
                                                   ========            =======                                   ========

Net income per common share:
Basic                                              $   0.71                                                      $   0.73
Diluted                                                0.70                                                          0.72

Weighted average common shares outstanding:
Basic                                                35,913                                5,137 (3)               41,050
Diluted                                              36,371                                5,137 (3)               41,508

See accompanying notes to the pro forma financial statements.

                STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES
                          NOTES TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS


NOTE 1.  PRO FORMA ADJUSTMENTS

The following pro forma adjustments have been reflected in the pro forma financial information:

(1) Common stock and additional paid in capital were adjusted by a net $10,342,000 to reflect the merger accounted for as a pooling-of-interests through the exchange of 5,137,000 shares of State Auto Financial common stock for 25,000 shares of Milbank capital stock.

(2)      To eliminate impact of intercompany transactions.

(3) To reflect the exchange of common shares, without par value, of State Auto Financial for all of the issued and outstanding shares of capital stock of Milbank.

NOTE 2.  RECLASSIFICATIONS

Certain reclassifications have been included in the unaudited pro forma balance sheet to conform to statement presentations.

                                 EXHIBIT 10(JJ)

                      Agreement and Plan of Reorganization
  Formerly identified as Exhibit 10(II) on the Form 8-K filed on July 8, 1998.
           Please refer to that Form 8-K for the copy of the exhibit.